UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 9, 2011

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 – 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 9, 2011, the Board of Directors of Potash Corporation of Saskatchewan Inc. (the “Company”) appointed Gerald W. Grandey, 65, to the Company’s Board of Directors. Mr. Grandey was President and Chief Executive Officer of Cameco Corporation, a nuclear energy company, until his retirement on June 30, 2011. In connection with the appointment, the Board of Directors increased its size from twelve to thirteen directors.

The Board of Directors has determined that Mr. Grandey is an independent director under the “PotashCorp Governance Principles”, National Instrument 58-101 “Disclosure of Corporate Governance Practices”, applicable rules of the SEC and the New York Stock Exchange corporate governance rules.

Mr. Grandey will be paid a retainer at an annual rate of $175,000, which is the current annual retainer for outside directors as approved by the Compensation Committee of the Board of Directors in July 2011. He will otherwise participate in the compensation program for outside directors as previously disclosed in the Company’s Notice of Annual and Special Meeting of Shareholders and Management Proxy Circular filed with the Securities and Exchange Commission on February 25, 2011 as Exhibit 99(a) to the Company’s Annual Report on Form 10-K.

The Board of Directors has not yet appointed Mr. Grandey to any committees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name:	Joseph Podwika
Title:	Senior Vice President, General Counsel and Secretary

Dated: September 12, 2011